EXHIBIT 99.01


NEWS






Media Contact:    Marc Rice
                  404-506-5333 or 1-866-506-5333
                  MEDIA@SOUTHERNCOMPANY.COM
                  WWW.SOUTHERNCOMPANY.COM

Investor Relations Contact:
                  Glen Kundert
                  404-506-5135
                  GAKUNDER2@SOUTHERNCO.COM



                                                                   Jan. 29, 2004

              Southern Company reports earnings for fourth quarter,
                                 full-year 2003

 ATLANTA - Southern Company today reported fourth quarter earnings of $125 million, or 17 cents a share, compared with $167 million, or 23 cents a share, in the fourth quarter of 2002.

The fourth quarter results included a one-time after-tax expense of $37 million, or 5 cents a share, associated with an interim state regulatory order in December related to Mississippi Power's request to place additional capacity from Plant Daniel into retail rates. This one-time expense substantially offsets a one-time gain realized earlier in the year by Mississippi Power in connection with Southern Company's settlement of a power sales contract with Dynegy, Inc.

Excluding the one-time expense, the adjusted earnings for the fourth quarter of 2003 were $162 million, or 22 cents a share.

Mild weather in the fourth quarter, compared with unusually cold weather in the same period a year earlier, reduced electricity sales to residential customers. However, continued customer growth during the quarter partially offset the weather's impact on earnings.

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Reported full-year earnings for 2003 were $1.47 billion, or $2.03 per share, compared with earnings of $1.32 billion, or $1.86 per share, in 2002.

As previously reported, Southern Company's results for the second quarter of 2003 included a one-time after-tax gain of 11 cents per share from the termination of all long-term wholesale power contracts between Southern Company and Dynegy, Inc. The net impact of both this one-time gain and the one-time expense in the fourth quarter related to the Mississippi regulatory order was positive 6 cents per share for the year. Excluding these one-time items, earnings for 2003 were $1.43 billion, or $1.97 per share.

The Southeast remained a draw for people and businesses throughout the year, and the number of customers served by Southern Company increased by 68,000, or 1.7 percent, during 2003.

CEO Allen Franklin said Southern Company's business units performed well overall in 2003, operating at historically high levels of reliability, achieving industry-leading customer satisfaction levels and continuing to offer retail prices below the national average.

"Southern Company people did an outstanding job in 2003 to meet or exceed our financial, operational and customer service goals," Franklin said. "Our commitment to deliver good results for customers and shareholders remains strong in 2004."

Revenues for the fourth quarter were $2.56 billion, compared with $2.46 billion in the same period a year ago, an increase of 4.4 percent. Revenues for the full year were $11.28 billion, compared with $10.55 billion in 2002, up 6.9 percent.

Kilowatt-hour sales to retail customers in Southern Company's four-state service area decreased 0.2 percent in 2003, compared with 2002. Residential electricity use decreased 1.9 percent. Electricity use by commercial customers -- offices, stores and other non-manufacturing firms - increased 0.3 percent. Industrial energy use increased 1.0 percent.

Total sales of electricity to Southern Company's customers in the Southeast, including wholesale sales, increased 4.2 percent in 2003, compared with the previous year.

In conjunction with this earnings announcement, Southern Company has posted on its Web site a package of detailed financial information on its fourth quarter and full-year 2003 performance. These materials are available at 7:30 a.m. EST Jan. 29 at www.southerncompany.com.

Southern Company's financial analyst call will be at 1 p.m. EST Jan. 29, at which time Franklin and Chief Financial Officer Tom Fanning will discuss earnings and provide earnings guidance for 2004 as well as a general business update. Investors, media and the public may listen to a live Webcast of the call at www.southerncompany.com. A replay of the Webcast will be available at the site for 12 months.

With more than 4 million customers and nearly 39,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier super-regional energy company in the Southeast and a leading U.S. producer of electricity. Southern Company owns electric utilities in four states, a growing competitive generation company, an energy services business and a competitive retail natural gas business, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are 15 percent below the national average. Southern Company has been named two consecutive years No. 1 on Fortune magazine's "America's Most Admired Companies" list in the Electric and Gas Utility industry. Southern Company has been ranked the nation's top energy utility in the American Customer Satisfaction Index four years in a row, and in the latest survey tied for the highest score among all service industry companies. Southern Company has more than 500,000 shareholders, making its common stock one of the most widely held in the United States. Visit the Southern Company Web site at www.southerncompany.com.

Forward Looking Statements Note:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning continued customer growth and Southern Company's ability to achieve long-term success. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such indicated results will be realized.

 The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended Dec. 31, 2002, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, and also changes in environmental, tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries and current IRS audits; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company's subsidiaries operate; the impact of fluctuations in commodity prices, interest rates and customer demand; available sources and costs of fuels; ability to control costs; investment performance of Southern Company's pension plan; advances in technology; state and federal rate regulations and pending and future rate cases and negotiations; effects of, and changes in, political, legal and economic conditions and developments in the United States, including the current soft economy; the performance of projects undertaken by the non-traditional business and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the direct or indirect effect on Southern Company's business resulting from the terrorist incidents on Sept. 11, 2001, or any similar such incidents or responses to such incidents; financial market conditions and the results of financing efforts, including Southern Company's credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; weather and other natural phenomena; the direct or indirect effects on Southern Company's business resulting from the August 2003 power outage in the Northeast, or any similar such incidents; and the effect of accounting pronouncements issued periodically by standard-setting bodies.

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